UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

SUMMIT HOTEL PROPERTIES, INC. (Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Effective April 29, 2014, Paul Ruiz joined Summit Hotel Properties, Inc. (the “Company”) as the Company’s new Vice President and Chief Accounting Officer.  Mr. Ruiz will serve as the Company’s principal accounting officer and will report to the Company’s Chief Financial Officer.  Mr. Ruiz brings over 25 years of executive, financial, accounting and operational experience to the Company, including expertise in finance, accounting, business strategy, organizational operations, capital markets, mergers and acquisitions,  divestitures, restructuring activities, and business transformations.

          Prior to joining the Company, Mr. Ruiz served in senior executive roles for companies in a variety of industries, including real estate and technology.  From April 2013 to April 2014, he served as a consulting chief financial officer for Bridgepoint Consulting, a financial consulting firm in Austin, Texas.  From February 2011 to April 2013, Mr. Ruiz was a Director in the Global Corporate Accounting Group of Freescale Semiconductor, Inc. (NYSE:  FSL), a global semiconductor manufacturer. From April 2008 to January 2011, Mr. Ruiz was the Chief Financial Officer at Sensortran, Inc., a fiber-optics based technology company based in Austin, Texas.  He began his career with Pricewaterhouse Coopers where he was an audit manager, providing audit and business advisory services to entrepreneurial, rapidly growing and Fortune 500 companies.

          Mr. Ruiz graduated with highest honors from the University of Texas at Austin with a Bachelor of Business Administration in Accounting and earned his Master of Business Administration from Baylor University. He is a Certified Public Accountant.

          Mr. Ruiz’s initial annual base salary will be $225,000, he will be eligible for an annual bonus potential equivalent to 30% of his annual base salary and he will receive service-based restricted stock awards valued at a maximum of 10% of his realized annual total cash compensation.

          Mr. Ruiz will receive health, medical and dental benefits similar to those available to other officers of the Company and will be eligible to participate in the Company’s 401(k) program on the same terms as all other Company employees.

          Additionally, the Company and Mr. Ruiz have entered into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Date:	May 5, 2014		Vice President, General Counsel and Secretary